Dealer and Supply Agreement	Confidential	Chu Chang International Ltd.

Exhibit 10.1

DEALER AND SUPPLY AGREEMENT

THIS AGREEMENT dated the 3rd day of June, 2004.

 SMARTIRE SYSTEMS INC. CONTRACT REFERENCE NUMBER: PP043.

 BETWEEN:

 Beijing Boom Technology Co. Ltd. ("Distributor"), a company incorporated under the laws of Peoples Republic of China whose registered office is located at Guangming Tower, Liangmaqiao Road, Chaoyang District, Beijing.

 And

 Chu Chang International Ltd., (Dealer) a company incorporated under the laws of Taiwan, Republic of China and whose registered office is located at #12, 146 Lane, Dah-Fu Road, South Section Taichung City, Taiwan, ROC.

And

SmarTire Systems Inc, (Supplier) a company incorporated under the laws of the Yukon Territory with offices 13151 Vanier Place, Richmond, BC, V6V 2J1.

  WHEREAS:

 (i) Beijing Boom is the Master Distributor (Distributor) of the Supplier's products in Taiwan and;

(ii) Chu Chang International Ltd. (Dealer) operates a import/trading company in Taiwan, Republic of China and plans to purchase production quantities of SmarTire for Bus (Product) from the Supplier, and ;

(iii) The Supplier manufacturers and designs Tire Pressure Monitoring Systems (TPMS) for vehicles, and;

(iv) The Distributor and the Dealer wish to enter into this Dealer and Supply Agreement, and;

(v) The Supplier will receive orders directly from the Dealer for Product and ship it from its facilities on the terms and conditions set forth below.

Dealer and Supply Agreement	Confidential	Chu Chang International Ltd.

In consideration of the promises and the mutual agreements contained in this Agreement, the parties agree as follows:

SmarTire Product

The Dealer Agrees to purchase 18,200 complete SmarTire for Bus TPMS systems (Product) over a 13 month period starting from the commencement date of this Agreement. The individual Product configuration is comprised of the following components:

 1 - Remote Full Function Display
1 - Receiver
7 - Transmitters
7 - Straps
1 - Antenna

Spares Inventory

The Supplier recommends that the Dealer purchase a spares inventory equal to 1% of the total number of Transmitters included in the 18,200 systems (1260 Transmitters).

This Spares Inventory may be used to configure vehicles with more than 6 wheels or to cover non-warranty Transmitter replacement. The Supplier estimates that the Dealer will need 180 LF initiators & 180 Dealer Programming Tools that the Dealer would sell to it's customers as a service tool for use when changing Transmitters in tires.

As an added feature and at no cost to the Dealer, the Supplier is providing software and hardware that is used to program Transmitters to an individual receiver. This software will make it easy to program Transmitters for any vehicle configuration and to allow the Supplier to deliver the Product to the Dealer in bulk packaging.

The Dealer agrees to provide a computer (minimum WIN 98) and hand held scanner (Intermec 1470 ) for the exclusive purpose of programming Transmitters and Receivers.

Terms and Conditions

Product

The Supplier agrees to provide the Dealer with 18,200 units of 7 wheel Product plus an additional 1260 Transmitters for spares support. In addition, the Supplier

Dealer and Supply Agreement	Confidential	Chu Chang International Ltd.

recommends that the Dealer purchase 180 LF initiators & 180 Dealer Programming Tools. The price list is attached as Exhibit A Price List.

Payment

This is a non-cancelable contract. Product is paid for by a wire transfer for the first shipment of 200 units for June 2004 and balance by Irrevocable Letter of Credit (ILOC) for the total amount of the Dealer's 12 month (July 2004 to June 2005) commitment. The Supplier will draw down payment for Product upon presentation of Proof of Shipping, and Commercial Invoice. Product is shipped FOB Vancouver, Taxes and freight extra.

Terms

Upon execution of this Agreement:

  The Dealer becomes the Distributors exclusive SmarTire for Bus dealer in Taiwan for 13 months (June 1, 2004 to July 31, 2005) with a contractual commitment of 18,200 units.
  The Dealer is required to meet an annual minimum of 18,200 units in order to maintain its exclusivity for "SmarTire for Bus" product in Taiwan.
  Distributor or its agents may not sell SmarTire for Bus in Taiwan during this exclusivity period without the express and written permission of the Supplier
  The Dealer becomes Distributor's dealer with no restriction on the selling price of product
  The Distributor provides a marketing fund equal to 3% of net sales made by the Dealer. Payment terms of this fund to be agreed to by the Distributor and the Dealer.
  The Dealer places orders directly with the Supplier and makes payment directly to the Supplier. Orders placed outside of this quotation may be priced at different rates based on volume.
  The Supplier provides training to the Dealer when first 200 units are shipped. Distributor pays for flight to Taiwan; the Dealer pays for in country expenses.
  The Supplier will provide the Dealer a warranty depot as follows:
    The Supplier to provide:
      20 Receivers
      50 Transmitters
      50 Straps

Dealer and Supply Agreement	Confidential	Chu Chang International Ltd.

    10 Antenna
    20 Remote Full Function Displays
    The Dealer uses product from Warranty Depot to solve warranty related issues. Note: Sensor breakage during installation is not typically a warranty issue
    The Dealer reports Warranty Depot usage monthly and ships defective product to the Supplier quarterly
    The Supplier replenishes Warranty Depot quarterly or at such time as is necessary.

Dealer and Supply Agreement	Confidential	Chu Chang International Ltd.

AS WITNESS the duly authorised representatives of the parties hereto:
SIGNED by Jamie Cai duly authorised for and on behalf of Beijing Boom Technologies Inc. : /s/ Jamie Cai Date June 14, 2004	) ) ) )

SIGNED by Zhn-Shen Lee duly authorised for and on behalf of the CCIL: /s/ Zhn-Hsen Lee Date June 14, 2004	) ) ) )

SIGNED by Robert Rudman duly authorised for and on behalf of the SmarTire Systems Inc: /s/ Robert Rudman Date June 14, 2004	) ) ) )

Dealer and Supply Agreement	Confidential	Chu Chang International Ltd.

Exhibit B: Price List
Product	Description	Price Per Unit	Number of Units	Total Price
xxx.xxx.xxx	7 wheel SmarTire for Bus TPMS C/W 1 - Remote Full Function Display 1 - Receiver 7 - Transmitters 7 - Straps 1 - Antenna	$350.00	200	$70,000
xxx.xxx.xxx	7 wheel SmarTire for Bus TPMS C/W 1 - Remote Full Function Display 1 - Receiver 7 - Transmitters 7 - Straps 1 - Antenna	$275.00	18000	$4,950,000

Spares Support
101.9050	50 pack bulk High Pressure Transmitters	$971.00	25	$24,275.00
101.9051	50 pack bulk Straps	$91.00	25	$2,275.00

Options
090.0006	LF Initiators	$94.91	180	$17,083.80
090.0007	Dealer Programming Tool	$94.91	180	$17,083.80